                                                                    Exhibit 99.4

SILICON VALLEY BANK

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$10,000,000                                                       MARCH 15, 2005

     FOR VALUE RECEIVED, the undersigned (jointly and severally, the "Borrower") promises to pay to the order of SILICON VALLEY BANK ("Silicon"), at 3003 Tasman Drive, Santa Clara, California 95054, or at such other address as the holder of this Note shall direct, the principal sum of TEN MILLION DOLLARS ($10,000,000), or such lesser or greater amount as shall be equal to the unpaid balance of the "Exim Loans" as defined in the Loan and Security Agreement (Exim Program) between Borrower and Silicon dated February 12, 2003 (as amended from time to time, the "Loan Agreement"). This Amended and Restated Secured Promissory Note amends and restates in its entirety that certain Secured Promissory Note in the original principal amount of $4,000,000 executed by Borrower in favor of Silicon and dated February 12, 2003 and that certain Amended and Restated Secured Promissory Note dated April 7, 2003 and that certain Amended and Restated Secured Promissory Note dated August 6, 2004.

     The principal amount of this Note shall be payable on the date the Loan Agreement terminates by its terms or is terminated by either party in accordance with its terms.

     This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the interest rate set forth in the Loan Agreement.

     Accrued interest on this Note shall be payable monthly in accordance with the terms of the Loan Agreement. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereof.

     Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

     In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs hereunder, under the Loan Agreement or under any other present or future instrument, document, or agreement between the Borrower and Silicon (collectively, "Events of Default"), Silicon may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. The acceptance of any installment of principal or interest by Silicon after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Silicon to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

SILICON VALLEY BANK                 AMENDED AND RESTATED SECURED PROMISSORY NOTE

     All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Silicon shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder.

     The Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Silicon in connection with or related to this Note, or its enforcement, whether or not suit be brought. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

     This Note is secured by the Loan Agreement and all other present and future security agreements between the Borrower and Silicon. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Borrower and Silicon, and all of Silicon's rights and remedies hereunder and thereunder are cumulative.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Silicon, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

     SILICON AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     This Note is payable in, and shall be governed by the laws of, the State of California.

SILICON VALLEY BANK                 AMENDED AND RESTATED SECURED PROMISSORY NOTE

VERSO TECHNOLOGIES, INC.,               PROVO PREPAID (DELAWARE) CORP.,
a Minnesota corporation                 a Delaware corporation


By /s/ Juliet M. Reising                By /s/ Juliet M. Reising
   ----------------------------------      -------------------------------------
   President                               President


By /s/ David Ryan                       By /s/ David Ryan
   ----------------------------------      -------------------------------------
   Secretary                               Secretary


TELEMATE.NET SOFTWARE, INC.,
a Georgia corporation


By /s/ Juliet M. Reising
   ----------------------------------
   President


By /s/ David Ryan
   ----------------------------------
   Secretary